                                                                     Exhibit 4.2






                              AMENDED AND RESTATED
                        COLLATERAL AND SECURITY AGREEMENT


                                      among


                           MORTGAGE AND REALTY TRUST,

                           THE SUBSIDIARIES LISTED ON
                           THE SIGNATURE PAGES HERETO,

                            THE LENDERS LISTED ON THE
                             SIGNATURE PAGES HERETO


                                       and


                            WILMINGTON TRUST COMPANY,
                                       and
                                 WILLIAM J. WADE
                               as Collateral Agent


                         Dated as of September 29, 1995

                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----
                                    ARTICLE I

         DEFINITIONS AND RULES OF CONSTRUCTION . . . . . . . . . .   2
1.01  Definitions Used in the Indenture. . . . . . . . . . . . . .   2
1.02  Definitions Used in this Collateral Agreement. . . . . . . .   2
1.03  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . .   3
1.04  Rules of Construction. . . . . . . . . . . . . . . . . . . .   3
1.05  Documents in Recordable Form . . . . . . . . . . . . . . . .   3

                         ARTICLE II

         GRANT OF SECURITY INTEREST. . . . . . . . . . . . . . . .   3
2.01  Grant of Security Interest . . . . . . . . . . . . . . . . .   3
2.02  Limitation on Security Interests . . . . . . . . . . . . . .   6

                         ARTICLE III

         COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . .   6
3.01  Representations. . . . . . . . . . . . . . . . . . . . . . .   6
3.03  Appointment of the Collateral Agent as Attorney-in-Fact. . .   8
3.04  Continuous Perfection. . . . . . . . . . . . . . . . . . . .   9
3.05  Collateral Agent's Payment of Claims . . . . . . . . . . . .  10
3.06  Collateral Agent's Ability to Reject Collateral. . . . . . .  10
3.07  Delivery of Title Insurance, Surveys . . . . . . . . . . . .  11
3.08  Limitation on the Lenders' Duty in Respect of Collateral . .  11
3.09  Further Documentation; Pledge of Instruments . . . . . . . .  12
3.10  Maintenance of Records . . . . . . . . . . . . . . . . . . .  12
3.11  Indemnification. . . . . . . . . . . . . . . . . . . . . . .  12
3.12  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . .  13
3.13  Payment of Obligations . . . . . . . . . . . . . . . . . . .  13
3.14  Limitation on Liens on Collateral. . . . . . . . . . . . . .  13
3.15  Further Identification of Collateral . . . . . . . . . . . .  13
3.16  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                         ARTICLE IV

         DEPOSIT ACCOUNTS AND ASSET SALE ACCOUNT . . . . . . . . .  14
4.01  Grant of Security Interest in Deposit Accounts . . . . . . .  14
4.02  Use of Cash. . . . . . . . . . . . . . . . . . . . . . . . .  14

4.03  Asset Sale Account . . . . . . . . . . . . . . . . . . . . .  14
4.04  Delivery of Cash Deposited in the Asset Sale Account . . . .  14

                          ARTICLE V

         RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . .  15
5.01  Delivery of Underlying Loan Documents and Evidence of
       Receivables . . . . . . . . . . . . . . . . . . . . . . . .  15
5.02  Assignment of Collateral Security and Execution of
       Additional Documents. . . . . . . . . . . . . . . . . . . .  15
5.03  Receivables Subject to Prior Encumbrances. . . . . . . . . .  15

                         ARTICLE VI

         RELEASE . . . . . . . . . . . . . . . . . . . . . . . . .  16
6.01  Release by the Collateral Agent Upon Sale or Disposition . .  16

                         ARTICLE VII

         REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . .  16
7.01  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . .  16
7.02  No Waiver or Exhaustion. . . . . . . . . . . . . . . . . . .  16
7.03  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  17
7.04  Notice of Sale . . . . . . . . . . . . . . . . . . . . . . .  19
7.05  Waiver of Certain Rights with Respect to Sales by
       Collateral Agent of Collateral. . . . . . . . . . . . . . .  19
7.06  Right of Set-off . . . . . . . . . . . . . . . . . . . . . .  20

                        ARTICLE VIII

                    THE COLLATERAL AGENT . . . . . . . . . . . . .  21
8.01  Authorization and Action . . . . . . . . . . . . . . . . . .  21
8.02  Collateral Agent's Reliance, Etc . . . . . . . . . . . . . .  21
8.03  If a Lender is also Collateral Agent and Affiliates. . . . .  22
8.04  Lender Credit Decision . . . . . . . . . . . . . . . . . . .  22
8.05  Collateral Agent's Fee . . . . . . . . . . . . . . . . . . .  22
8.06  Successor Collateral Agent . . . . . . . . . . . . . . . . .  22
8.07  Payments to Lenders. . . . . . . . . . . . . . . . . . . . .  23
8.08  Other Matters Relating to the Collateral Agent . . . . . . .  23
8.09  Powers of Individual Collateral Agent. . . . . . . . . . . .  24
8.10  Additional Collateral Co-Agents; Separate Collateral
Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                         ARTICLE IX


         GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . .  26
9.01  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9.02  Severability . . . . . . . . . . . . . . . . . . . . . . . .  26
9.03  Captions . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9.04  Successors and Assigns . . . . . . . . . . . . . . . . . . .  26
9.05  Applicable Law and Jurisdiction. . . . . . . . . . . . . . .  27
9.06  Defeasance . . . . . . . . . . . . . . . . . . . . . . . . .  27
9.07  Attorneys' Fees and Other Costs. . . . . . . . . . . . . . .  27
9.08  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  28
9.09  Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  28
9.11  Limitation of Liability. . . . . . . . . . . . . . . . . . .  28
9.12  Execution of this Collateral Agreement . . . . . . . . . . .  28
9.13  Rights to Deal with Collateral . . . . . . . . . . . . . . .  29



                                   Schedules

Schedule I               Existing Liens
Schedule II              Filing Offices
Schedule III             Location of Equipment and Inventory
Schedule IV              Deposit Accounts

             AMENDED AND RESTATED COLLATERAL AND SECURITY AGREEMENT

          THIS AMENDED AND RESTATED COLLATERAL AND SECURITY AGREEMENT (this "COLLATERAL AGREEMENT"), dated as of September 29, 1995, among MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust ("MRT"), the subsidiaries of MRT listed on the signature pages hereto (the "SUBSIDIARIES"), the lenders listed on the signature pages hereto (the "HOLDERS"), and WILMINGTON TRUST COMPANY ("Corporate Collateral Agent") and William J. Wade ("Individual Collateral Agent") acting not in their individual capacities, except as specifically set forth herein, but solely as collateral agent (collectively, the "COLLATERAL AGENT") for the Trustee and the Holders under the Amended and Restated Indenture, dated as of September 29, 1995, between MRT and Wilmington Trust Company, as trustee for the Holders (as amended, supplemented or otherwise modified from time to time, the "INDENTURE").


                              W I T N E S S E T H:

          WHEREAS, MRT is a debtor and debtor in possession under chapter 11 of title 11 of the United States Code, having commenced a bankruptcy case on August 18, 1995;

          WHEREAS, on August 18, 1995, MRT submitted to the United States Bankruptcy Court for the Central District of California (the "COURT") a Plan of Reorganization, dated July 12, 1995 (the "PLAN"), and on September 22, 1995, the Court confirmed the Plan;

          WHEREAS, the Indenture provides for the grant by MRT and the Subsidiaries to the Collateral Agent of certain rights, including liens and security interests against the Collateral (as defined in the Indenture), and provides that this Collateral Agreement shall set forth the terms and conditions relating to certain of the Collateral;

          WHEREAS, the Collateral Agent is willing to continue to act on behalf and for the benefit of the Trustee and the Holders in order to effect, and upon the terms and conditions of, the Indenture and this Collateral Agreement; and

          WHEREAS, by their execution of this Collateral Agreement MRT, the Collateral Agent and the Required Holders have consented to the amendments contained herein;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Holders to enter into the Indenture, MRT, the Subsidiaries, the Holders and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

          1.01 DEFINITIONS USED IN THE INDENTURE. Terms capitalized in this Collateral Agreement without specific definition herein shall have the respective meanings set forth in the Indenture.

          1.02 DEFINITIONS USED IN THIS COLLATERAL AGREEMENT. The following terms shall have the following respective meanings:

          "ACCELERATION" means an acceleration of the maturity of the Notes in accordance with Article 6 of the Indenture.

          "COLLATERAL" has the meaning assigned thereto in Section 2.01 hereof.

          "DEPOSIT ACCOUNT" has the meaning given it in Section 4.01 hereof.

          "DOCUMENTS" means, collectively, the Plan, the Indenture, this Collateral Agreement, the Pledge Agreement, the Mortgages, the Assignments of Leases, the Collateral Assignments of Leases and any other agreements, instruments or documents which evidence, create, perfect and enforce the liens on the Collateral, as the same may be amended, modified or otherwise supplemented.

          "EFFECTIVE DATE" means September 29, 1995.

          "EVENT OF DEFAULT" means an Event of Default under Article 6 of the Indenture, or an event of default under any of the other Documents.

          "LENDERS" means the Holders under the terms of the Indenture.

          "LIABILITIES" means all Obligations of MRT under the Indenture and the Notes, and all other obligations of MRT to or for the benefit of the Lenders, the Trustee and the Collateral Agent under or pursuant to this Collateral Agreement and the other Documents.

          "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation,
     (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to MRT or any Subsidiary from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to MRT or any Subsidiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "RECEIVABLES" means all Indebtedness owed to MRT or any Subsidiary.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          1.03 OTHER TERMS. All other terms contained in this Collateral Agreement, where the context so indicates, shall have the meanings provided by the UCC to the extent the same are used or defined therein.

          1.04 RULES OF CONSTRUCTION. Except as otherwise specifically provided in this Collateral Agreement, the singular of any term shall include the plural and vice-versa; the use of such terms shall be equally applicable to any gender; "or" shall not be exclusive; "including" shall not be limiting; and any reference to any "Article" or "Section" or "Exhibit," where the context so indicates, shall be construed as a reference to the relevant Article, Section or Exhibit of this Collateral Agreement.

          1.05 DOCUMENTS IN RECORDABLE FORM. All agreements, instruments and documents required to be executed and delivered pursuant to this Collateral Agreement shall be in recordable form where indicated by applicable law.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

          2.01 GRANT OF SECURITY INTEREST. As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all the Liabilities and to induce the Lenders to enter into the Indenture, MRT and each Subsidiary hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, on behalf and for the ratable benefit of the Lenders, and hereby grants to the Collateral Agent, on behalf and for the ratable benefit of the Lenders, a security interest in, all of MRT's or such Subsidiary's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

          (a) all accounts and all rights to the payment of money and all rights in any merchandise, inventory, or goods, now existing or hereafter arising, whether due or to become due, and whether or not earned by performance, including, but not limited to, book debts, accounts receivable, leases, bailments, conditional sale contracts, chattel paper, contracts, contract rights, general intangibles, instruments and receivables, together with all right, title, security, and guarantees with respect to each of the foregoing including any right to stoppage in transit, and all security interests, liens, and pledges, whether voluntary or involuntary;

          (b) all retail and wholesale inventory and all goods, parts, raw materials, goods in process, and supplies that are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of said goods, together with all additions, accessions, substitutions, and proceeds thereto and therefor, and in every case whether now owned or hereafter acquired in which MRT or such Subsidiary may have or hereafter acquire an interest;

          (c) all leases, bailments, conditional sale contracts, security agreements, chattel paper, contracts, contract rights, general intangibles, and other agreements for use or purchase of the properties, assets and rights described herein or any part thereof and all renewals and extensions thereof, in every case whether now owned or hereafter acquired, or in which MRT or such Subsidiary may have or hereafter acquire any interest, and all amounts, rents, issues, royalties, profits, and rights and other sums of money due and to become due under such leases, bailments, conditional sale contracts, security agreements, chattel paper, contracts, contract rights, general intangibles, and other agreements for use or purchase of such properties, assets, or rights and all renewals and extensions thereof in every case whether now or hereafter in effect, whether now owned or hereafter acquired or in which MRT or such Subsidiary may have or hereafter acquire any interest;

          (d) all cash, bank deposits, deposit accounts, checks, certificates of deposit, checking and savings accounts, bankers' acceptances, letters of credit, United States obligations, state and municipal obligations, obligations of foreign governments and subdivisions thereof, commercial paper, notes, instruments (whether negotiable or non-negotiable), drafts, bonds, debentures (excluding debentures convertible into shares of capital stock and other equity securities except as may be specifically set forth hereinbelow) of and claims against corporations, joint ventures, persons, partnerships, whether limited or general, and other entities of every description, and other instruments and the like, in every case whether now owned or hereafter acquired or in which MRT or such Subsidiary may have or hereafter acquire any interest, except those bank accounts relating to MRT's Termination Pay Plan;

          (e) any interest in any personal property from which any of the properties, assets and rights described above arise, including, but not limited to, repossessed and returned goods, goods stopped in transit by MRT or such Subsidiary and goods covered by chattel paper, in every case whether now existing or hereafter arising;

          (f) all general intangibles, choses in action or causes of action, including, particularly, rights in or arising under any judgment, statute, or rule and all other properties, assets, and rights of every kind and nature; including, but not limited to, rights to refunds, tax refunds, claims for tax refunds, rights of indemnification, books and records (including, corporate and other business records, customer lists, credit files, computer programs, print-outs and other computer materials and records), inventions, designs, patents, copyrights, trademarks, trade names, trade styles, trade secrets, registrations, licenses, and customer lists and the like, wherever located, whether now owned or hereafter acquired or in which MRT or such Subsidiary may have or hereafter acquire any interest;

          (g) all equitable rights and interests of whatever kind or nature, whether now existing or hereafter arising;

          (h) all rights and claims in or under any policy of insurance required or which may be required under the documents evidencing the liens on Collateral, including, but not limited to, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, and all liability, life, key man, and business interruption insurance, together with the proceeds, products, renewals, and replacements thereof, including prepaid or unearned premiums, in every case whether now existing or hereafter arising; PROVIDED, HOWEVER, that proceeds of insurance shall be applied and retained in accordance with the terms of the Indenture and the other Documents;

          (i) all rights, claims and proceeds under or by reason of the exercise of any public or quasi-public condemnation or eminent domain proceedings, or transfers or dispositions in lieu thereof;

          (j) all equipment, machinery, tools, furnishings, fixtures, vehicles, motor vehicles, and goods used or bought primarily for use in MRT's or such Subsidiary's business, all whether now owned or hereafter acquired, together with all products and proceeds of the foregoing whether due to voluntary or involuntary disposition;

          (k) all instruments, documents, and documents of title, including, but not limited to, bills of lading, warehouse receipts and the like, trust receipts and the like, whether now owned or hereafter acquired;

          (l) (i) any and all Receivables, whether now owned or existing or hereafter acquired or arising, and all proceeds and profits of such Receivables,
(ii) all books and records, pertaining to any of the Collateral, whether now owned or existing or hereafter acquired or arising, including all computer hardware and software (and manuals therefor) and all equipment and tangible personal property in which such books and records are kept, and (iii) all proceeds, replacements, substitutions and accessions of or to any Collateral;

          (m) all partnerships, participations and joint ventures in which MRT or such Subsidiary is a partner, participant or a joint venturer, including all
(i) rights of MRT or such Subsidiary as partner, participant or joint venturer,
(ii) profits and surplus of the partnership, participation or joint venture,
(iii) distributions of, and all rights to receive distributions of, money and property from the partnership, participation or joint venture, (iv) payments or property held by the partnership, participation or joint venture upon dissolution and winding up, (v) accounts, contract rights, general intangibles, chattel paper, instruments, documents, money and other rights or property resulting from any distributions by the partnership, participation or joint venture from the disposition of its assets, and (vi) all cash and non-cash proceeds of any of the foregoing; and

          (n) without in any way limiting the foregoing, the proceeds of any of the foregoing, whether derived from voluntary or involuntary disposition, products of the foregoing, and all renewals, replacements, substitutions, additions, accession, rents, issues, royalties and profits of any of the foregoing, whether now owned, existing or hereafter acquired or arising.

          2.02 LIMITATION ON SECURITY INTERESTS. The grant, assignment and transfer of a security interest, or other Lien, pursuant to this Collateral Agreement, shall be subject to all provisions of any agreement evidencing the First Lien Debt which limits or qualifies such security interest, which requires the subordination (as to security or payment or both security and payment) of such security interest, or which prohibits the granting of a security interest by or in respect of any partnership, joint venture or property; PROVIDED, HOWEVER, that with respect to any partnership, participation or joint venture which MRT enters into after the Effective Date, MRT shall require with respect thereto that the Collateral Agent's ability to file and perfect a security interest in such interest shall not be restricted or impaired in any manner.


                                   ARTICLE III

                                   COLLATERAL

          3.01 REPRESENTATIONS AND WARRANTIES. (a) MRT and each of the Subsidiaries warrants and represents to the Collateral Agent and the Lenders that (i) it has not granted to any Person other than the Collateral Agent any consensual lien (I.E., a lien existing solely as the result of an affirmative agreement by it expressly granting such lien) on the Real Estate that is not disclosed in the title policies relating to such Real Estate in effect on or prior to the Effective Date or not otherwise disclosed on Schedule I hereto, (ii) to the best of its knowledge, the Real Estate is not subject to any non-consensual lien that is not disclosed in the title policies relating to such Real Estate or not otherwise disclosed on Schedule I hereto, (iii) the Collateral delivered to the Collateral Agent on or prior to the date hereof constitutes all of the Collateral owned by it as of the date hereof, (iv) it has due right, power and authority to execute, acknowledge and deliver this Collateral Agreement and carry out the transactions contemplated hereby, (v) the execution, delivery and performance by MRT and the Subsidiaries of this Collateral Agreement have been duly authorized by all necessary action, do not contravene MRT's and the Subsidiaries' constituent documents, any Requirement of Law or any order or decree of any court, or any contractual obligation of MRT or any Subsidiary, and do not result in or require the creation of any lien (other than pursuant to the Documents) upon or with respect to any of its properties, (vi) no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by MRT and the Subsidiaries of this Collateral Agreement, (vii) this Collateral Agreement has been duly executed and delivered by MRT and the Subsidiaries and is the legal, valid and binding obligation of MRT and the Subsidiaries, enforceable against MRT and the Subsidiaries in accordance with its terms, (viii) upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule II hereto, this Collateral Agreement will be effective to create a valid lien on the Collateral, and (ix) MRT's and the Subsidiaries' principal place of business and the place where their records concerning the Collateral are kept and the location of their inventory and equipment are set forth on Schedule III hereto. Upon any acquisition after the date hereof of any Collateral, MRT and each Subsidiary shall, at the time it delivers to the Collateral Agent a security interest in same, be deemed to make the representation and warranty set forth above, as of the date of such delivery with respect to such acquisition and such representation and warranty shall have the same force and effect as if made on such date.

          (b) Except as set forth in this Collateral Agreement, MRT makes no representations or warranties, express or implied, of any nature whatsoever respecting (i) the title, merchantability, fitness for use, value or condition of any property encumbered by the Mortgages or the Underlying Mortgages, or (ii) the validity, enforceability or collectibility of any amount now or hereafter payable, or purported to be payable, under any promissory note or other item of collateral, including the existence of any defense against the payment thereof or any right of offset or counterclaim with respect thereto. The Lenders and the Collateral Agent understand that the properties encumbered by the Mortgages and the Underlying Mortgages are being encumbered on an as-is, where is basis, and with all faults and liabilities.

          3.02 EXECUTION OF CLOSING DOCUMENTS. On or before the Effective Date, and as and when required by the Indenture or this Collateral Agreement, MRT and the Subsidiaries shall execute, deliver and record, all agreements, instruments or documents required for the creation, perfection or enforceability of the liens created or to be created in respect of any Collateral, including Uniform Commercial Code financing statements describing any Collateral.

          3.03 APPOINTMENT OF THE COLLATERAL AGENT AS ATTORNEY-IN-FACT. (a) MRT and the Subsidiaries hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of MRT or any Subsidiary and in the name of MRT or any Subsidiary or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Collateral Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Collateral Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of MRT or any Subsidiary, without notice to or assent by MRT or any Subsidiary to do the following:

            (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of MRT or any Subsidiary or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

            (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Collateral Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against MRT or any Subsidiary with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and
     (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and MRT's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Lenders' lien therein, in order to effect the intent of this Collateral Agreement, all as fully and effectively as MRT might do.

          (b) MRT and the Subsidiaries hereby ratify, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 3.03, being coupled with an interest, shall be irrevocable until the Liabilities are indefeasibly paid in full.

          (c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to MRT or any Subsidiary for any act or failure to act, except for its own gross negligence or willful misconduct.

          3.04 CONTINUOUS PERFECTION. Neither MRT nor any Subsidiary will change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless MRT shall have given the Collateral Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading. Neither MRT nor any Subsidiary will change its principal place of business or remove its records or change the location of its inventory and equipment, unless it gives the Collateral Agent at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Collateral Agent in the Collateral to continue to be perfected.

          3.05 COLLATERAL AGENT'S PAYMENT OF CLAIMS. Without waiving or effecting the cure of any Event of Default and whether or not an Event of Default has occurred and is continuing, the Collateral Agent, as and to the extent instructed by the Trustee or the Required Holders and without being obligated to do so and without waiving or releasing any Liabilities may (a) pay, acquire or accept an assignment of any lien, claim or right under any agreement, or any taxes, asserted by any entity against any Collateral, (b) appear in and defend any action or proceeding purporting to affect any Collateral or any of the Collateral Agent's rights or powers under the liens on the Collateral or (c) cure any defense of MRT or the Subsidiaries under any agreement, if the Collateral Agent believes such default may materially and adversely affect the lien created under or pursuant to the Indenture or this Collateral Agreement or any Collateral; PROVIDED, HOWEVER, that the Collateral Agent shall, unless the delay required for such notice would in the Collateral Agent's reasonable judgment result in material harm to the subject Collateral, give MRT and the Subsidiaries prior written notice of its intent to assert any right under this Section, and allow MRT and the Subsidiaries thirty (30) days following such notice to pay such lien, claim, right or tax, to cure such default, to certify in writing that the failure to make such payment or cure such default does not constitute a breach of any covenant in the Indenture, or to obtain to the Collateral Agent's satisfaction the release of such lien, claim, right or tax. For purposes hereof, a default in the payment of a lien, claim or tax shall be deemed cured so long as the same shall be bonded (with a bonding company reasonably satisfactory to the Collateral Agent) in an amount sufficient to cover the amount of the lien, claim or tax plus any interest or penalties that may accrue. All amounts expended by the Collateral Agent pursuant to this
Section 3.05 shall be payable, on demand, by MRT to the Collateral Agent. To the extent that MRT fails or refuses to pay such amounts, the Lenders shall advance the same for MRT's account to the Collateral Agent to pay same or to reimburse the Collateral Agent for payment of same, according to each Lender's ratable interest in the Liabilities. Any amounts so paid by a Lender shall be added to, and form part of, the Liabilities owing to such Lender and shall be secured by the Collateral.

          3.06  COLLATERAL AGENT'S ABILITY TO REJECT COLLATERAL.
Notwithstanding anything contained herein to the contrary, the Collateral Agent may elect not to accept a lien upon, or any other interest in, any Collateral otherwise required under the Indenture to be delivered to it; PROVIDED, HOWEVER, that such rejection shall not increase MRT's or the Subsidiaries' obligations with respect to any other Collateral and that MRT and the Subsidiaries shall have no obligations whatsoever with respect to any Collateral rejected by the Collateral Agent.

          3.07 DELIVERY OF TITLE INSURANCE, SURVEYS. (a) With respect to Underlying Mortgages or Real Estate owned or leased by MRT or any Subsidiary on or before the Effective Date, MRT and the Subsidiaries represent and warrant that they have delivered to the Collateral Agent all available policies of title insurance and surveys received by MRT or any Subsidiary in connection with such Underlying Mortgages and Real Estate. MRT and the Subsidiaries further represent and warrant that they have and agree that they shall continue to use their best efforts to cause the title insurance carriers to provide to the Collateral Agent endorsements insuring the assignments of the Underlying Loan Documents for the ratable benefit of the Lenders.

          (b) If, after the Effective Date, MRT or any Subsidiary acquires any Real Estate or an Underlying Mortgage, through foreclosure or otherwise, or becomes a mortgagee or trust deed holder under any new mortgage or trust deed, then MRT or such Subsidiary shall deliver to the Collateral Agent upon such event a title insurance policy in an amount equal to the acquisition price of such Real Estate or the amount of such Underlying Mortgage, or mortgage or deed of trust insuring (as the case may be) (i) MRT's or such Subsidiary's fee or leasehold title to such Real Estate, containing such endorsements as the Collateral Agent deems reasonably necessary or desirable and including a current ALTA survey thereof with a surveyor's certificate in form and substance satisfactory to the Collateral Agent or (ii) the enforceability and validity of such Underlying Mortgage according to the terms and conditions of an ALTA Lender's policy or if an ALTA Lender's policy is not available in the jurisdiction in which the Real Estate or property encumbered by the Underlying Mortgage is situated, then the policy most commonly required by commercial lenders making commercial loans in such jurisdiction, in either case, together with either (A) a title insurance policy insuring the lien granted to the Lenders under the related Mortgage, in form, substance and amount reasonably satisfactory to the Collateral Agent, or (B) an endorsement insuring the assignment thereof to the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

          (c) With respect to any Collateral which is comprised of an indirect ownership interest in real property (I.E., a joint venture, participation or partnership interest, or stock ownership of a real estate company), any title insurance policy required to be delivered or obtained hereunder shall contain a non-imputation endorsement, if available, at reasonable cost, in form reasonably satisfactory to the Collateral Agent.

          3.08 LIMITATION ON THE LENDERS' DUTY IN RESPECT OF COLLATERAL. No Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.

          3.09 FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of MRT and the Subsidiaries, MRT and the Subsidiaries will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem desirable to obtain the full benefits of this Collateral Agreement and of the rights and powers herein granted, including, without limitation, using their best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any contract held by MRT or any Subsidiary or in which MRT or any Subsidiary has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Collateral Agent's possession (if a security interest in such Collateral can be perfected by possession) and placing the interest of the Collateral Agent as lienholder on the certificate of title of any vehicle. MRT and the Subsidiaries also hereby authorize the Collateral Agent to file any such financing or continuation statement without the signature of MRT or any Subsidiary to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any instrument, MRT and the Subsidiaries agree to pledge such instrument to the Collateral Agent and shall duly endorse such instrument in a manner satisfactory to the Collateral Agent and deliver the same to the Collateral Agent.

          3.10 MAINTENANCE OF RECORDS. MRT and the Subsidiaries will keep and maintain at their own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. MRT and the Subsidiaries will mark their books and records pertaining to the Collateral to evidence this Collateral Agreement and the lien and security interests granted hereby. If requested by the Collateral Agent, the security interest of the Collateral Agent shall be noted on the certificate of title of each vehicle. For the Collateral Agent's and the Lenders' further security, MRT and the Subsidiaries agree that the Collateral Agent and the Lenders shall have a special property interest in all of MRT's and the Subsidiaries' books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, MRT and the Subsidiaries shall deliver and turn over any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Collateral Agent, MRT and the Subsidiaries shall permit any representative of the Collateral Agent to inspect such books and records and will provide photocopies thereof to the Collateral Agent.

          3.11 INDEMNIFICATION. In any suit, proceeding or action brought by the Collateral Agent or any Lender relating to any account, chattel paper, contract, general intangible or instrument constituting Collateral for any sum owing thereunder, or to enforce any provision of any such account, chattel paper, contract, general intangible or instrument, MRT and the Subsidiaries will save, indemnify and keep each of the Collateral Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by MRT and the Subsidiaries of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from MRT and the Subsidiaries, and all such obligations of MRT and the Subsidiaries shall be and remain enforceable against and only against MRT and the Subsidiaries and shall not be enforceable against the Collateral Agent or the Lenders.

          3.12 COMPLIANCE WITH LAWS, ETC. MRT and the Subsidiaries will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof; PROVIDED, HOWEVER, that MRT and the Subsidiaries may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Collateral Agent, adversely affect the Collateral Agent's rights hereunder or adversely affect the first priority of its lien on and security interest in the Collateral.

          3.13 PAYMENT OF OBLIGATIONS. MRT and the Subsidiaries will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, except that no such charge need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

          3.14 LIMITATION ON LIENS ON COLLATERAL. MRT and the Subsidiaries will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except liens permitted under Section 4.13 of the Indenture, and will defend the right, title and interest of the Collateral Agent and the Lenders in and to any of MRT's or the Subsidiaries' rights under the chattel paper, contracts, documents, general intangibles and instruments and to the equipment and inventory constituting Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

          3.15 FURTHER IDENTIFICATION OF COLLATERAL. MRT and the Subsidiaries will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          3.16 NOTICES. MRT and the Subsidiaries will advise the Collateral Agent promptly, in reasonable detail, (i) of any material lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder.


                                   ARTICLE IV

                     DEPOSIT ACCOUNTS AND ASSET SALE ACCOUNT

          4.01 GRANT OF SECURITY INTEREST IN DEPOSIT ACCOUNTS. MRT hereby grants, assigns and transfers to the Collateral Agent, as security for the Liabilities, a lien and/or security interest in the deposit accounts identified on Schedule IV hereto, as well as any other deposit accounts owned or controlled directly on indirectly by MRT from time to time (the "DEPOSIT ACCOUNTS"), except any Deposit Accounts relating to MRT's Termination Pay Plan, and any Receivable arising from the investment by MRT of cash balances in such Deposit Accounts. The security interest in the Deposit Accounts hereby also extends to (a) any and all cash proceeds thereof including all Receivables generated from the investment of cash balances in the Deposit Accounts or (b) any Collateral acquired directly or indirectly with such cash proceeds.

          4.02 USE OF CASH. So long as no Event of Default has occurred and is continuing, MRT shall have the right to use cash in the Deposit Accounts, provided that nothing herein shall be deemed to permit a use which is in breach or contravention of any provision or covenant in the Indenture or this Collateral Agreement.

          4.03 ASSET SALE ACCOUNT. MRT and the Subsidiaries shall deposit all Cash Asset Sale Proceeds in the Asset Sale Account upon receipt by MRT or any Subsidiary or their agent, subject to their right to receive and use such proceeds as more fully set forth in Sections 4.11 and 4.12 of the Indenture. MRT and the Subsidiaries hereby grant, assign and transfer to the Collateral Agent, as security for the Liabilities, a lien and security interest in the Asset Sale Account.

          4.04 DELIVERY OF CASH DEPOSITED IN THE ASSET SALE ACCOUNT. If MRT satisfies the requirements set forth in Sections 4.11 and 4.12 of the Indenture, the Collateral Agent is authorized to release Cash deposited in the Asset Sale Account to MRT as set forth in the Indenture.

                                    ARTICLE V

                                   RECEIVABLES

          5.01 DELIVERY OF UNDERLYING LOAN DOCUMENTS AND EVIDENCE OF RECEIVABLES. On or before the Effective Date, MRT and the Subsidiaries shall deliver all Underlying Loan Documents, Underlying Promissory Notes and evidence of Receivables in their possession to the Collateral Agent and MRT and the Subsidiaries shall, as required by the Indenture or this Collateral Agreement,
(a) furnish to the Collateral Agent such Underlying Loan Documents and agreements related thereto pledged to the Lenders as the Collateral Agent may request, (b) within five (5) days after their possession of any Underlying Promissory Note or any other Underlying Loan Documents not then subject to a lien in favor of the Collateral Agent deliver such Underlying Promissory Note or Underlying Loan Documents to the Collateral Agent, and (c) furnish to the Collateral Agent all other Receivables as the Collateral Agent may request; PROVIDED, HOWEVER, that the foregoing is not intended to include promissory notes or other instruments evidencing indebtedness of any Person to MRT in connection with residential end loans made by MRT to such Person for the purpose of purchasing a condominium unit. All Underlying Promissory Notes delivered by MRT or any Subsidiary to the Collateral Agent shall be endorsed to the order of the Collateral Agent.

          5.02 ASSIGNMENT OF COLLATERAL SECURITY AND EXECUTION OF ADDITIONAL DOCUMENTS. If with respect to any Receivable which is Collateral, the Collateral Agent deems it necessary to hold and record in the appropriate recorder's office any additional evidence of the assignment of any deed of trust, mortgage, contract of sale, lease, guaranty or other security instrument that secures or guarantees the performance of such Receivable, then the Collateral Agent shall give written notice thereof to MRT or the applicable Subsidiary, and MRT or such Subsidiary shall promptly execute and deliver such additional assignment or assignments to the Collateral Agent. In the event that MRT or any Subsidiary intends to realize upon, sell or acquire title to any underlying security for, or proceeds of, any Receivable which is Collateral, as a result of enforcing its right to payment of such Receivable, the Collateral Agent, in its sole discretion and as a condition to releasing such Receivable for such purpose, may require that MRT or such Subsidiary (a) execute such additional mortgages, deeds of trust, financing statements or other security agreements and instruments as the Collateral Agent deems appropriate to obtain and maintain a perfected and enforceable lien upon such underlying security or proceeds having the highest available priority and rank EXCEPT, THAT, such security interest may be subordinated to any purchase money financing in connection with such sale or transfer, and (b) utilize escrow arrangements for the receipt and holding of such Receivable where requested by the Collateral Agent.

          5.03 RECEIVABLES SUBJECT TO PRIOR ENCUMBRANCES. MRT and the Subsidiaries shall, upon request of the Collateral Agent, execute and deliver to the holder of any lien prior in right to the Collateral Agent's lien or other interest in or to any Receivable which is Collateral such notices, advisements and letters disclosing to such holder the Collateral Agent's right under the Indenture or the other documents evidencing such lien as the Collateral Agent may, in its sole discretion, request. MRT and the Subsidiaries constitute and appoint the Collateral Agent as their agent and attorney-in-fact for such purpose. MRT and the Subsidiaries shall instruct such holder to deliver directly to the Collateral Agent, immediately upon the release by such holder of its lien or other interest, the original of all Underlying Promissory Notes subject to such lien or other interest in the possession of such holder in respect of such lien or other interest. Notwithstanding such duty of MRT and the Subsidiaries, in the event that MRT or any Subsidiary receives possession of any Underlying Promissory Notes, MRT or such Subsidiary shall hold same in trust for the Collateral Agent and shall immediately deliver such Underlying Promissory Notes to the Collateral Agent endorsed to the order of the Collateral Agent.


                                   ARTICLE VI

                                     RELEASE

          6.01 RELEASE BY THE COLLATERAL AGENT UPON SALE OR DISPOSITION. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall, as soon as practicable upon its receipt of a written request by MRT, execute and deliver any agreement, instrument or document releasing any lien created or continued by or pursuant to the Indenture or this Collateral Agreement, in accordance with the release provisions of the Indenture.


                                   ARTICLE VII

                                    REMEDIES

          7.01 REMEDIES CUMULATIVE. No remedy conferred in any Document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy under any Document or now or hereafter existing at law or in equity or by statute or otherwise and the Collateral Agent may exercise any such remedies separately, successively or concurrently at its sole and absolute discretion.

          7.02 NO WAIVER OR EXHAUSTION. No waiver by the Collateral Agent of any rights or remedies provided for or referred to in any Document shall be considered a waiver of any other or subsequent right or remedy of the Collateral

Agent; no delay or omission in the exercise or enforcement by the Collateral Agent of any rights or remedies shall ever be construed as a waiver of any other right or remedy of the Collateral Agent; and no exercise or enforcement of any such right or remedy shall ever be held to exhaust any right or remedy of the Collateral Agent.

          7.03 REMEDIES. If an Event of Default has occurred and is continuing, the Collateral Agent, upon authorization by the Required Holders, may exercise any of the following remedies:

          (a) RIGHTS OF A SECURED PARTY. In addition to all of the Collateral Agent's other rights and remedies, the Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the state in which such rights or remedies are asserted, all of which rights and remedies shall be cumulative and nonexclusive. This Collateral Agreement constitutes a "security agreement," within the meaning of the Uniform Commercial Code, and the Collateral includes personal property and all other rights and interests, tangible and intangible in nature. MRT and the Subsidiaries by executing and delivering this Collateral Agreement have granted to the Collateral Agent as security for the Liabilities, a security interest in the Collateral. If an Event of Default occurs and is continuing, the Collateral Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, the right to take possession of the Collateral or any part thereof, and to take such other measures as the Collateral Agent may deem necessary for the care, protection and preservation of the Collateral.

          (b) ACCESS TO COLLATERAL. The Collateral Agent shall have the right, without any obligation to pay rent or any other consideration to MRT or any Subsidiary, without prior notice to MRT or such Subsidiary and without being deemed to be a mortgagee in possession, to (i) enter upon the Real Estate now or hereafter owned or leased by MRT or any Subsidiary or any other place or places in which any Collateral is located and kept, through self help and without judicial process, without first obtaining a final judgment or giving MRT or such Subsidiary an opportunity for any hearing; (ii) prepare, assemble or process any Collateral for sale, lease or other disposition, and review, process and assemble any records or evidence of the status or condition of any Collateral, and for such purpose have access, without being liable for any charge or fee, to all data processing and computer programs, disks, peripheral storage devices and other computer hardware and software (and manuals therefor) in the possession or under the control of MRT or any Subsidiary; (iii) remove, for sale or other disposition, any Collateral to the premises of the Collateral Agent or elsewhere for such time as the Collateral Agent may desire; or (iv) require MRT or any Subsidiary to assemble any Collateral, or records or evidence of same, and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, in its sole discretion.

          (c) OPERATION OF COLLATERAL. Until the Collateral Agent is able to effect the sale, lease or other disposition of any Collateral, the Collateral Agent shall have the right to use, operate, develop or manage the same, or any part thereof, to the extent that it deems appropriate for the purpose of preserving its value or for any other purpose deemed appropriate by the Collateral Agent.

          (d) POSSESSION OF THE COLLATERAL. The Collateral Agent may, if it so elects, take possession of any Collateral personally, by agent, custodian or by a receiver appointed by a court, without regard to the value of the security, and may procure any orders or writs appropriate to enforce the Collateral Agent's rights under this Collateral Agreement without prior notice or hearing, and MRT and the Subsidiaries consent to the appointment of a receiver hereunder.

          (e) COLLECTION OF RECEIVABLES. With respect to any Receivable which is Collateral and without notice to MRT or the applicable Subsidiary, the Collateral Agent, in its sole discretion and in its own name or in MRT's or such Subsidiary's name, may (i) notify account debtors and demand and collect payment and use MRT's or such Subsidiary's stationery for such purpose; (ii) enforce payment by legal proceedings or otherwise; (iii) exercise all of MRT's or such Subsidiary's rights and remedies thereunder; (iv) settle, adjust, compromise, extend or renew any account debtor's obligations thereunder; (v) settle, adjust or compromise any legal proceedings brought or pending in connection therewith;
(vi) if permitted by applicable law, sell or assign any such Receivable upon such terms, for such amounts and at such time or times as the Collateral Agent deems advisable; or (vii) grant discharges and make releases.

          (f) SALE OR OTHER DISPOSITION OF COLLATERAL. The Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral in its then condition, or after any further assembly, manufacturing, development or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, by parcel or EN MASSE, for cash or on credit, all as the Collateral Agent, in its sole discretion, may deem advisable. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on MRT's or any Subsidiary's premises or elsewhere and shall have the right to use such premises without charge for such sales for such time or times as the Collateral Agent may deem necessary in its sole discretion. In advertising for sale, selling or otherwise realizing upon any Collateral, the Collateral Agent is hereby granted a license and a right to use, without charge, MRT's or any Subsidiary's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, advertising matter or any property of a similar nature, as they pertain to any Collateral, and MRT's or such Subsidiary's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit for this purpose. The Collateral Agent or any Lender may purchase all or any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. Except as otherwise provided by law, the proceeds realized from the sale or other disposition of any Collateral shall be applied in the manner set forth in Section 6.10 of the Indenture. If any deficiency shall arise, MRT shall remain liable to the Lenders therefor.

          (g) ENFORCEMENT OF SECURITY INTEREST IN ASSET SALE ACCOUNT. The Collateral Agent may hold all funds in the Asset Sale Account and may refuse to release all or any such funds to or at the request of MRT. The Collateral Agent may enforce its security interest in the Asset Sale Account after an Event of Default has occurred without notice to MRT or any Subsidiary, by application of funds in the Asset Sale Account to the Liabilities. MRT and the Subsidiaries agree that such application shall constitute a commercially reasonable enforcement of the Collateral Agent's security interest in the Asset Sale Account.

          7.04 NOTICE OF SALE. Any notice required to be given by the Collateral Agent of a sale, lease or other disposition of any personal property Collateral shall constitute commercially reasonable and fair notice thereof to MRT provided such notice is deposited in the United States mail, postage prepaid and addressed to MRT, at the address then provided for notice to MRT in the Indenture, ten (10) days prior to such proposed action, or such longer period, if any, as may be specified by applicable law.

          7.05 WAIVER OF CERTAIN RIGHTS WITH RESPECT TO SALES BY COLLATERAL AGENT OF COLLATERAL. In consideration for the Lenders' agreement to enter into the Indenture, but only to the extent permitted by applicable law:

          (a) MRT and each Subsidiary hereby waives any marshalling, equity or other right to inhibit, delay or restrict any sale or other disposition of Collateral by the Collateral Agent pursuant to the Documents, or to direct the order of such sale or sales or other disposition;

          (b) any power of sale granted to the Collateral Agent in the Documents may be exercised separately with respect to each and every item or parcel of Collateral or with respect to groups and assemblages of Collateral, in the Collateral Agent's sole discretion, and may be exercised on separate days or at separate times or in separate places; the exercise of such power of sale shall not be an action for purposes of any law or statute pertaining to actions to enforce secured transactions;

          (c) MRT and each Subsidiary waives any statutory right of redemption following any sale or other disposition of Collateral by the Collateral Agent and any right to have Collateral which is sold or otherwise disposed of pursuant to the Documents valued after such sale or disposition, so that the total deficiency then remaining may be bid in any order and in any part by the Collateral Agent at any other sale until all of the Liabilities are satisfied in full or the final deficiency then remaining shall be reducible to judgment against MRT or such Subsidiary by any court of competent jurisdiction; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in any Documents, the value of the Collateral sold or otherwise disposed of by the Collateral Agent pursuant to such document or documents shall, to the extent required by the law of the jurisdiction in which such Collateral is located, be taken into account before entering a deficiency judgment against MRT or such Subsidiary;

          (d) any defense available to MRT or any Subsidiary with respect to or as a result of a sale or other disposition of any Collateral pursuant to this Article within one state shall not be available to MRT or such Subsidiary with respect to any Collateral located in any other state; and

          (e) the Collateral Agent shall be entitled to sell or dispose of any Collateral or part thereof pursuant to any Documents in any order and in any state or states, whether privately or by court proceeding for foreclosure, seizure, appointment of receiver or otherwise, without regard to any substantive or procedural defense, pleading bar, sanction or other remedy which would otherwise be available to MRT or any Subsidiary affecting the Collateral Agent's sole discretion to sell or dispose of the Collateral or any part thereof in one transaction, rather than in multiple transactions, EN MASSE rather than by parcel, in satisfaction of all the indebtedness then secured by such Collateral rather than of any part of the indebtedness designated by the Collateral Agent in its sole discretion and for that purpose MRT and each Subsidiary hereby disclaims any right and waives any defense under (i) California Code of Civil Procedure, Section 580d, concerning the bar against rendition of a deficiency judgment after foreclosure under a power of sale, and Section 726 thereof, concerning the form of foreclosure proceedings with respect to real property security located in California, and California Civil Code, Section 1479, concerning the application of general performance under several obligations to one creditor, Section 2924g(b) thereof, concerning the conduct of trustee's sales and Section 3433 thereof, concerning the relative rights of different creditors interested in the same property and (ii) any laws or equitable principles in any other states in the United States of America, where such laws or equitable principles are similar in effect to the laws referred to in Section 7.05(e)(i) above.

          7.06 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of MRT against any and all of the Liabilities now or hereafter existing, irrespective of whether or not such Lender shall have made any demand under this Collateral Agreement or any other Document and although such obligations may be unmatured. Each Lender agrees promptly to notify MRT after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 7.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.


                                  ARTICLE VIII

                              THE COLLATERAL AGENT

          8.01 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Collateral Agreement and the Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Collateral Agreement and the other Documents (including, without limitation, enforcement or collection of the Liabilities), the Collateral Agreement shall not take any action unless directed by the Required Holders, in which case such action shall be binding upon Lenders; PROVIDED, HOWEVER, that the Collateral Agent shall not be required to take any action which requires the Collateral Agent to expend its own funds or which the Collateral Agent in good faith believes exposes it to personal liability or which is contrary to this Collateral Agreement, the other Documents or applicable law, and further provided that the Collateral Agent shall not be liable with respect to any action properly taken or properly omitted by it in accordance with the direction of the Required Holders.

          8.02 COLLATERAL AGENT'S RELIANCE, ETC. None of the Collateral Agent, its Affiliates or any of their respective directors, officers, agents, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Collateral Agreement or the other Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent (a) may treat for all purposes under the Indenture and this Collateral Agreement as the owner, Lender and Holder with respect to any Note the Person whose name is recorded as the owner of such Note in the register provided for in the Indenture; (b) may retain and consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in, or in connection with, this Collateral Agreement or any of the other Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Collateral Agreement or any of the other Documents on the part of MRT or to inspect the property (including the books and records) of

MRT; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the initial Collateral or of this Collateral Agreement or any of the other Documents or any other instrument or document furnished pursuant hereto or thereto or for the adequacy, perfection or priority of the security interests in connection with the initial Collateral; and (f) shall incur no liability under or in respect of this Collateral Agreement or any of the other Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          8.03 IF A LENDER IS ALSO COLLATERAL AGENT AND AFFILIATES. With respect to the Liabilities owing to any Lender who, at any time is or becomes the Collateral Agent hereunder, such Lender shall have the same rights and powers under this Collateral Agreement as any other Lender and may exercise the same as though it were not the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include any such Lender in its individual capacity. Any such Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, MRT and any Person who may do business with or own securities of MRT, all as if such Lender were not the Collateral Agent and without any duty to account therefore to the Lenders. Notwithstanding the foregoing, no Lender may serve as Collateral Agent unless MRT approves such Lender.

          8.04 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender reviewing the Indenture and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Collateral Agreement and the Indenture. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Collateral Agreement and the other Documents.

          8.05 COLLATERAL AGENT'S FEE. MRT shall pay to Collateral Agent a quarterly fee equal to $3,750, plus reimbursement of all expenses incurred by Collateral Agent in performing its duties under this Collateral Agreement. At the end of each Fiscal Year, the Collateral Agent and MRT shall each have the right to negotiate a change in fees paid to Collateral Agent hereunder, neither party being bound to agree to any such change.

          8.06 SUCCESSOR COLLATERAL AGENT. Either Collateral Agent may resign at any time by giving written notice thereof to the Lenders and MRT and may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal of the Corporate Collateral Agent, the Required Holders shall have the right to appoint a successor Corporate Collateral Agent. If no successor Corporate Collateral Agent shall have been so appointed and shall have accepted such appointment, within 30 days after the retiring Corporate Collateral Agent's giving of notice of resignation or the Required Holders' removal of the retiring Corporate Collateral Agent, then the retiring
Corporate Collateral Agent may, on behalf of the Required Holders, appoint a successor Corporate Collateral Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital surplus of at least $200,000,000 and having comparable prior experience as the previous Corporate Collateral Agent in acting as a trustee or agent for collateral similar in value and type as the Collateral delivered herewith or may petition a court of competent jurisdiction to appoint a successor Corporate Collateral Agent. Within 30 days of notification of a successor Corporate Collateral Agent, and provided that no Event of Default has occurred and is continuing, MRT may recommend to the Lenders one or more other institutional entities which would both qualify to serve as Corporate Collateral Agent hereunder and would agree to so act, and the Lenders agree to replace the successor Corporate Collateral Agent with a new successor Corporate Collateral Agent selected by Lenders from amongst such group of proposed entities if one of such proposed new successor Corporate Collateral Agents is acceptable to the Lenders in their sole discretion. Upon the acceptance of any appointment as Corporate Collateral Agent hereunder by a successor Corporate Collateral Agent, such successor Corporate Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Corporate Collateral Agent, and upon delivering the Collateral to the new Corporate Collateral Agent the retiring Corporate Collateral Agent shall be discharged from its duties and obligations under this Collateral Agreement and the other Documents arising or accruing thereafter. Upon any such resignation or removal of the Individual Collateral Agent the Corporate Collateral Agent shall appoint a successor Individual Collateral Agent and shall notify both Lenders and MRT of such appointment; PROVIDED, HOWEVER, that no Individual Collateral Agent, or any co-Collateral Agent or any sub-agent, may be a Lender or a direct employee of a Lender, other than a Lender approved by MRT.
 After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Collateral Agreement and the other Documents.

          8.07 PAYMENTS TO LENDERS. Payments to be made hereunder by the Collateral Agent to each Lender from funds received by the Collateral Agent from MRT, or in connection with the Indenture, or this Collateral Agreement shall be made to such Lender at the address or to the account identified for payments on the register provided for in the Indenture according to each Lender's pro rata interest in the Liabilities. A Lender may change the address or account to which payments shall be delivered under this Section, by delivering to Collateral Agent reasonable advance written notice of such substituted address or account for recordation in such register.

          8.08 OTHER MATTERS RELATING TO THE COLLATERAL AGENT. (a) The Corporate Collateral Agent shall be under no obligation or duty to take any action under this Collateral Agreement or the other Documents if taking such action (i) would subject the Corporate Collateral Agent to tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Corporate Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, or (iii) would subject the Corporate Collateral Agent to IN PERSONAM jurisdiction in any jurisdiction where it is not then so subject, and in any such case, the Corporate Collateral Agent shall act through the Individual Collateral Agent or appoint a co-Collateral Agent pursuant to
Section 8.10.

              (b) The Collateral Agent may execute any of the rights or powers, and perform any duties under, this Collateral Agreement or the other Documents either directly or by or through agents or attorneys-in-fact, and the Collateral Agent shall not be responsible for the default or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent without gross negligence or willful misconduct.

          8.09 POWERS OF INDIVIDUAL COLLATERAL AGENT. The Individual Collateral Agent has been joined as a party hereunder so that if, by any present or future law in any jurisdiction in which it may be necessary to perform any act in the execution of the trusts hereby created, the Corporate Collateral Agent may be incompetent or unqualified to act as a Collateral Agent, then all the acts required to be performed in such jurisdiction, in the execution of the responsibilities hereby created, shall and will be performed by the Individual Collateral Agent, acting alone. Therefore, notwithstanding any other term or provisions hereof to the contrary, the Corporate Collateral Agent alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Collateral Agent to be had and exercised or to be performed; PROVIDED, HOWEVER,
(i) that if the Corporate Collateral Agent, or the Required Holders, deem it necessary or desirable for the Individual Collateral Agent to act in a particular jurisdiction, the Individual Collateral Agent shall have and exercise the right and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Collateral Agent to be had and exercised or to be performed, but only in such particular jurisdiction, and (ii) the Individual Collateral Agent shall act as and be such upon the term and condition that no power granted by this Collateral Agreement to, or which this Collateral Agreement provides may be exercised by, the Individual Collateral Agent shall be exercised by the Individual Collateral Agent except jointly with, or with the consent in writing of, the Corporate Collateral Agent.

          8.10  ADDITIONAL COLLATERAL CO-AGENTS; SEPARATE COLLATERAL AGENTS.
(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which MRT shall be organized, or shall conduct business or maintain any Collateral, or the Collateral Agent shall be advised by counsel, satisfactory to them, that it is so necessary or prudent in the interest of the Lenders, or the Collateral Agent shall deem it desirable for their own protection in the performance of their duties hereunder, the Collateral Agent and the authorized representative of the Lenders shall execute and deliver all instruments and agreements necessary or proper to appoint another bank or trust company, or one or more persons approved by the Collateral Agent and MRT, either to act as collateral co-agent or co-agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or agents of any such property. In the event MRT shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Collateral Agent to do so, or in the case an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 8.10 without the concurrence of MRT and MRT hereby irrevocably appoints the Collateral Agent and its agent and attorney to act under the foregoing provisions of this
Section 8.10 in either of such contingencies.

          (b) Every separate collateral agent and every collateral co-agent, other than any collateral agent which may be appointed as successor to either of the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

              (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent, or their successors as the Collateral Agent hereunder;

              (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-agents or co-agents jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed that the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-agent or co-agents;

              (iii) no power given or provided hereby may be exercised by any such collateral co-agent or co-agents or separate collateral agents, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;

              (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

              (v) Collateral Agent at any time may accept the resignation of or remove any such separate collateral agent or co-agent and in that case, by an instrument in writing executed by the Collateral Agent, may appoint a successor to such separate collateral agent or co-agent, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-agent or co-agents as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent, the successor to any such separate collateral agent or co-agent to be appointed by Collateral Agent.

          8.11 PAYMENTS TO HOLDERS. Subject to the rights of the Collateral Agent under Section 8.12 hereof, payments of any amount which may be received hereunder from time to time for the benefit of the Holders shall be delivered to the Trustee at the address or to the accounts identified by the Trustee for such payments to be distributed by the Trustee pursuant to Section 10.06 of the Indenture.

          8.12 PRIOR LIEN. To secure the Issuer's obligations to make payments and to provide indemnification to the Collateral Agent as contemplated by this Collateral Agreement and the other Collateral Documents, the Collateral Agent shall have a Lien prior to the Notes on all Collateral held or collected by the Collateral Agent. Such Lien shall survive the termination of the Collateral Documents.

          8.13 SERVICES AFTER EVENT OF DEFAULT. When the Collateral Agent incurs expenses or renders services after an Event of Default specified in
Section 6.01(e) of the Indenture occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.01 NOTICES. All notices and other communications provided for under this Collateral Agreement to be effective shall be sent in accordance with the terms of Section 10.02 of the Indenture.

          9.02 SEVERABILITY. If any of the provisions of this Collateral Agreement shall for any reason be held to be invalid, illegal and unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Collateral Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          9.03 CAPTIONS. The captions, headings and arrangements used in this Collateral Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

          9.04 SUCCESSORS AND ASSIGNS. This Collateral Agreement and all obligations of MRT and the Subsidiaries hereunder shall be binding upon the successors and assigns of MRT and the Subsidiaries, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, the Lenders, and their respective successors and assigns.

          9.05 APPLICABLE LAW AND JURISDICTION. (a) This Collateral Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except that the provisions of this Collateral Agreement creating an agency and setting forth the rights, duties, obligations and liabilities of the Collateral Agent shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of the State of New York and the State of Delaware. However, to the extent the law of the State in which particular Collateral is located requires that the law of such State be applicable for purposes of enforcement of the Lenders' remedies with respect to such Collateral, then for such limited purpose the law of such State shall apply; except where such State permits or otherwise does not prohibit the parties to waive the applicability of such State law in which case the parties hereby waive applicability of such State law. In particular, MRT and each Subsidiary hereby waives and disclaims any state law or principle of equity which limits the ability of the Collateral Agent to sell or dispose of the Collateral in multiple actions, rather than one action, by parcel rather than EN MASSE in any particular order, or to obtain and/or enforce a deficiency judgment in respect of any sale of any piece of Collateral.

          (b) MRT and each Subsidiary hereby irrevocably waives any objection, including, without limitation, any objection to the submission to jurisdiction set forth above which it now or hereafter may have to the bringing of any such action or proceeding in such jurisdiction.

          (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER.

          9.06 DEFEASANCE. Upon payment or satisfaction in full of all the Liabilities or upon receipt of direction by the Required Holders, the Collateral Agent shall release, reconvey or reassign the Collateral without warranty to the person or persons entitled thereto; PROVIDED, HOWEVER, that such release, reconveyance or reassignment shall constitute a representation and warranty by the Collateral Agent (whether or not so stated therein) that the Collateral Agent has not assigned or encumbered the Collateral covered by such release, conveyance or reassignment.

          9.07 ATTORNEYS' FEES AND OTHER COSTS. All payments, fees, costs and expenses, including the reasonable fees, costs and expenses of attorneys, accountants, real estate advisors, and professional advisors employed or retained by the Collateral Agent and incurred by the Collateral Agent in performing any of its obligations or in asserting any of its rights or remedies under this Collateral Agreement shall be payable by MRT to the Collateral Agent as set forth herein and in the Indenture.

          9.08 COUNTERPARTS. This Collateral Agreement may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and this same Collateral Agreement.

          9.09 AMENDMENTS. No amendment or waiver of any provision of this Collateral Agreement nor consent to any departure by MRT or the Subsidiaries therefrom shall in any event be effective unless the same shall be in writing, approved by the Required Holders and signed by the Collateral Agent, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

          9.10 NO WAIVER; REMEDIES. (a) No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any of the other Documents.

          (b) Failure by the Collateral Agent or any of the Lenders at any time or times hereafter to require strict performance by MRT or any Subsidiary or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Documents now or at any time or times hereafter executed by MRT or any Subsidiary or any such other Person and delivered to the Collateral Agent or any of the Lenders shall not waive, affect or diminish any right of the Collateral Agent or any of the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any of the Lenders, or any agent, officer or employee of the Collateral Agent or any Lender.

          9.11 LIMITATION OF LIABILITY. Any term or provision of this Collateral Agreement or any other Document to the contrary notwithstanding, the maximum aggregate amount of the Liabilities for which any Subsidiary shall be liable shall not exceed the maximum amount for which such Subsidiary can be liable without rendering this Collateral Agreement or any other Document, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

          9.12 EXECUTION OF THIS COLLATERAL AGREEMENT. This Collateral Agreement has been executed on behalf of MRT by an officer in his capacity as a Trustee and officer of MRT. As provided in Section 7.02 of the Amended Declaration of Trust of MRT, no Trustee, officer, agent or shareholder of MRT shall be bound or held to any personal liability in connection with the obligations of MRT arising out of the execution of this Collateral Agreement. The execution of this Collateral Agreement by any of these individuals shall not bind the individuals and they shall not be held to any personal liability in connection with the obligations under this Collateral Agreement as a result of such execution.

          9.13 RIGHTS TO DEAL WITH COLLATERAL. (a) Subject to the provisions and covenants of the Indenture and so long as no Event of Default has occurred and is continuing, MRT shall have full rights to service and otherwise deal with the Collateral, including the following: (a) to receive and utilize all payments made with respect to the Collateral; (b) to work out the collection of Receivables and any other amounts payable with respect to Collateral and to compromise, extend, modify and take other steps with respect to the Collateral, including amending the terms of the Collateral, extending maturities, modifying interest rates, waiving and declaring defaults, proceeding with foreclosure, accepting deeds in lieu thereof, and exercising any other legal remedies available to it; (c) in the case of Collateral relating to loans as to which MRT has an ongoing funding obligation, to continue to administer and fund such loans; and (d) to operate and develop any Real Estate. Without limiting the generality of the foregoing, MRT shall have the right to conduct any foreclosure in its discretion, including pursuing actions which may limit the right to seek a deficiency judgment. The Collateral Agent shall fully cooperate with MRT in the exercise of such rights, including executing and delivering to MRT, subject to the provisions of Section 6.01 hereof, promptly upon MRT's request, such acknowledgements, agreements and other instruments and documents as MRT may reasonably require to facilitate the exercise of such rights. So long as no Event of Default has occurred and is continuing, MRT may, without obtaining the Lenders' consent, take title to (i) a mortgage or equivalent security then held by MRT or acquired in connection with property held by MRT for the purpose of foreclosing upon such mortgage or equivalent security or (ii) Real Estate which is the subject of the lien of a mortgage or equivalent security then held by MRT or acquired in connection with property held by MRT for the purpose of holding and operating such Real Estate in a Subsidiary organized under Section 4.18 of the Indenture, provided that MRT or such Subsidiary delivers to the Collateral Agent, at the time of taking such title in such Subsidiary, (a) a mortgage lien upon the Real Estate to the same extent, and having the same priority, as would have been required to be delivered hereunder to the Collateral Agent had MRT taken title thereto,
(b) a pledge of one hundred (100%) percent of the issued and outstanding capital stock of such Subsidiary pursuant to a pledge agreement in form and substance satisfactory to the Collateral Agent, and (c) a legal opinion of MRT's legal counsel as to compliance with the foregoing or such other evidence to such effect as is reasonably satisfactory to the Collateral
Agent. Contemporaneous with delivery of the requirements of the preceding sentence, MRT shall execute, deliver, file or record (as appropriate) all necessary documents and instruments necessary to grant to the Collateral
Agent a valid, perfected and enforceable security interest in the assets and capital stock of such Subsidiary, including, a duly authorized and executed pledge of all of such Subsidiary's issued and outstanding capital stock (with each stock certificate endorsed in blank), a mortgage or deed of trust, an assignment of leases and rents, a security agreement, and such filings necessary to comply with the Uniform Commercial Code adopted in the state in which the Real Estate is located and the state or states in which such Subsidiary is organized or is otherwise doing business.

              (b) In the event that MRT desires to take any action not otherwise provided for by this Collateral Agreement or the Indenture, MRT shall deliver written notice of such proposed action to the Collateral Agent and the Trustee which notice shall be executed by a trustee of MRT and shall be accompanied by an explanation of the reasons why MRT desires that such proposed action be taken. The Collateral Agent may direct MRT to deliver such other opinions, instruments and documents that it deems reasonably necessary to assist the Lenders in their determination of whether such proposed action is acceptable. If the Collateral Agent or any Lender does not make a request to MRT for additional information in connection with a proposed action within five
(5) Business Days of the Collateral Agent's receipt of the notice of proposed action, then the Collateral Agent and the Lenders shall be deemed to have waived the right to request additional information in connection with such proposed action. Promptly following the Collateral Agent's and the Lenders' receipt of all information requested in connection with the proposed action, the proposed action shall be submitted by the Trustee to the Lenders for the consent of the Required Holders pursuant to Section 9.02 of the Indenture. If the Required Holders approve MRT's proposed action, then the Trustee shall so notify MRT and the Collateral Agent of such approval, and upon receipt of such notice the Collateral Agent shall fully cooperate with MRT in the exercise of such actions and promptly execute and deliver to MRT the releases and other documents and instruments specified or included in the notice of proposed action. If the Required Holders do not deliver to the Trustee an objection, and if the Trustee in turn does not deliver a copy of such objection to MRT, within twenty (20) Business Days of either (a) the Trustee's and the Lenders' receipt of all information requested in connection with the proposed action or (b) the Collateral
Agent's or the Lenders' failure to make a request for additional information within five (5) Business Days of the Collateral Agent's receipt of the notice of proposed action, then the Lenders will be deemed to have approved such action and the Collateral Agent shall fully cooperate with MRT in the exercise of such action and promptly execute and deliver to MRT the releases and other documents and instruments specified or included in the notice of proposed action.

          IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                              WILMINGTON TRUST COMPANY, as
                                Corporate Collateral Agent


                              By: /s/ Mary St. Amand
                                 --------------------------
                                  Title: Vice President


                              WILLIAM J. WADE, as Individual
                                Collateral Agent


                                   /s/ William J. Wade
                                  -------------------------
                                  William J. Wade


                              MORTGAGE AND REALTY TRUST


                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: C.F.O.


                              MRT WEST, INC.


                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: Vice President

                              MRT CREEKSIDE, INC.


                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: Vice President


                              MRT NEWARK, INC.


                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: Vice President


                              MRT SANTA MONICA, INC.


                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: Vice President


                              150 RITTENHOUSE CIRCLE, INC.



                              By: /s/ Daniel F. Hennessey
                                 --------------------------
                                  Title: Treasurer



                              MUTUAL SERIES FUND, INC.


                              By: /s/ Jeffrey Altman
                                 --------------------------
                                  Title: Vice President

                              INTERMARKET CORP.


                              By: /s/ Ian R. Mackinzie
                                 --------------------------
                                  Title: Managing Director


                              ANGELO, GORDON & CO.


                              By: /s/ Michael L. Gordon
                                 --------------------------
                                  Title: Authorized Signatory


                              EMERALD PARTNERS


                              By: /s/ Meryl Buchanan
                                 --------------------------
                                  Title: Vice President




                              STROME-SUSSKIND INVESTMENT
                              MANAGEMENT, L.P.


                              By: No Signature
                                 --------------------------
                                  Title: